Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 Post–Effective Amendment No. 13 (File No. 333-147019) of Prosper Marketplace, Inc. of our report dated March 29, 2012 relating to the financial statements of Prosper Marketplace, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2011.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus which is a part of the Registration Statement.

/s/ OUM & Co. LLP

San Francisco, California
April 18, 2012